FIRST INDUSTRIAL REALTY TRUST REPORTS
SECOND QUARTER 2025 RESULTS
•Second Quarter Cash Same Store NOI Growth of 8.7%
•33% Cash Rental Rate Increase on Leases Signed To-Date Commencing in 2025; 38% Increase Excluding 1.3 MSF Fixed-Rate Renewal
•Signed a 58,000 SF Lease at First Loop Logistics Park Building 4 in Orlando in the Second Quarter
•Earned 'BBB+' Unsecured Credit Rating from Fitch Ratings
•Issued $450 Million of 5.25% Senior Unsecured Notes Due January 2031, Our First Public Bond Offering Since 2007

CHICAGO, July 16, 2025 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced results for the second quarter of 2025. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.42 in the second quarter, compared to $0.39 a year ago and second quarter funds from operations (FFO) was $0.76 per share/unit on a diluted basis, compared to $0.66 per share/unit a year ago.

“Our diverse portfolio continues to perform strongly with cash rental rate growth among the sector leaders coupled with healthy renewal activity,” said Peter E. Baccile, First Industrial's president and chief executive officer. “We look forward to further clarity on tariffs so businesses have the inputs they need to invest in growth which would benefit demand for logistics real estate, including our high quality developments.”

Portfolio Performance

•In service occupancy was 94.2% at the end of the second quarter of 2025, compared to 95.3% at the end of both the first quarter of 2025 and the second quarter of 2024. 2Q25 Occupancy reflects the previously known 708,000 square-foot move-out in Central Pennsylvania and the impact of two developments placed in service, partially offset by some new leasing.
•In the second quarter, cash rental rates on new and renewal leasing increased 28.0% and increased 47.1% on a straight-line basis. Excluding the previously disclosed 1.3 MSF fixed-rate renewal, the cash rental rates on new and renewal leasing increased 46.1% and increased 67.3% on a straight-line basis.
•The Company has achieved a cash rental rate increase of approximately 33% on leases signed to-date commencing in 2025 reflecting 88% of 2025 expirations by square footage. Excluding the 1.3 million square-foot fixed-rate renewal previously disclosed, the cash rental rate increase is 38%.
•In the second quarter, cash basis same store net operating income before termination fees (“SS NOI”) increased 8.7% primarily reflecting increases in rental rates on new and renewal leasing and contractual rent escalations, partially offset by lower average occupancy.

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Development Leasing Highlights

During the second quarter, the Company:
•Leased 58,000 square feet of its 107,000 square-foot First Loop Logistics Park Building 4 in Orlando; commenced in the second quarter.

Investment and Disposition Highlights

During the second quarter, the Company:
•Started two development projects totaling 402,000 square feet, estimated total investment of $54 million, comprised of:
◦First Park 121 Building F in Dallas - 176,000 square feet; $23 million estimated investment.
◦First Park New Castle Building B in Philadelphia - 226,000 square feet; $31 million estimated investment.
•Sold one building in Detroit - 18,000 square feet; $2 million.

Capital Markets Highlights

In the second quarter, the Company:
•Received an upgrade of its senior unsecured debt ratings to 'BBB+' from Fitch Ratings in May.
•Completed its first public bond offering since 2007 of $450 million of 5.25% senior unsecured notes due January 15, 2031.

“With our first public bond offering since 2007, we further strengthened our capital position, with our next maturity coming due in 2027 assuming exercise of available extension options on one of our bank loans,” said Scott Musil, First Industrial's chief financial officer. “We would like to thank our banking partners for their outstanding execution and support in this important transaction for our company.”

Outlook for 2025

	Low End of	High End of
	Guidance for 2025	Guidance for 2025
	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders and Unitholders	$1.53	$1.61
Add: Depreciation and Other Amortization of Real Estate (1)	1.37	1.37
Less: Gain on Sale of Real Estate Through July 16, 2025 (1)	(0.02)	(0.02)

NAREIT Funds From Operations	$2.88	$2.96

(1) Amounts include our share from a joint venture and are net of any associated income tax provision or benefit.

The following assumptions were used for guidance, which are unchanged compared to our first quarter 2025 results press release:
•Average quarter-end in service occupancy of 95.0% to 96.0%.
•SS NOI growth on a cash basis before termination fees of 6.0% to 7.0%. This range excludes $4.5 million of income related to the 3Q24 accelerated recognition of a tenant improvement reimbursement.
•Includes the incremental costs expected in 2025 related to the Company’s completed and under construction developments as of June 30, 2025. In total, the Company expects to capitalize $0.09 per share of interest in 2025.
•General and administrative expense ("G&A") of $40.5 million to $41.5 million.
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•Guidance does not include the impact of any future investments, property sales, debt repurchases prior to maturity, debt issuances, or equity issuances post the date of this press release.

Conference Call

First Industrial will host its quarterly conference call on Thursday, July 17, 2025 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (833) 890-3273, passcode “First Industrial”. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter 2025 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

First Industrial calculates FFO to be equal to net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. Our portfolio and new investments are concentrated in 15 target MSAs with an emphasis on supply-constrained, coastally oriented markets. In total, we own and have under development approximately 70.5 million square feet of industrial space as of June 30, 2025. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act"). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the
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integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events; risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; technological developments, particularly those affecting supply chains and logistics; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2024, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the Securities and Exchange Commission (the "SEC"). We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
Statements of Operations and Other Data:
Total Revenues	$180,163	$164,136	$357,237	$326,408

Property Expenses	(45,454)	(43,051)	(93,765)	(90,065)
General and Administrative	(8,434)	(9,621)	(24,331)	(21,402)
Joint Venture Development Services Expense	(117)	(371)	(334)	(797)
Depreciation of Corporate FF&E	(159)	(185)	(330)	(372)
Depreciation and Other Amortization of Real Estate	(47,048)	(42,863)	(90,631)	(84,495)
Total Expenses	(101,212)	(96,091)	(209,391)	(197,131)
Gain on Sale of Real Estate	1,121	6,135	7,965	36,987
Interest Expense	(21,722)	(21,126)	(41,191)	(42,023)
Amortization of Debt Issuance Costs	(1,328)	(912)	(2,291)	(1,824)
Income from Operations Before Equity in (Loss) Income of Joint Venture and Income Tax Provision	$57,022	$52,142	$112,329	$122,417
Equity in (Loss) Income of Joint Venture	(64)	1,160	3,413	2,562
Income Tax Provision	(79)	(426)	(5,979)	(1,605)
Net Income	$56,879	$52,876	$109,763	$123,374
Net Income Attributable to the Noncontrolling Interests	(1,694)	(1,558)	(6,475)	(3,604)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$55,185	$51,318	$103,288	$119,770
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND AFFO (c)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$55,185	$51,318	$103,288	$119,770
Depreciation and Other Amortization of Real Estate	47,048	42,863	90,631	84,495
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	519	585	1,575	585
Net Income Attributable to the Noncontrolling Interests	1,694	1,558	6,475	3,604
Gain on Sale of Real Estate	(1,121)	(6,135)	(7,965)	(36,987)
Gain on Sale of Real Estate from Joint Venture (a)	(275)	(122)	(3,580)	(254)
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(22)	(195)	(169)	(347)
Income Tax (Benefit) Provision - Excluded from FFO (b)	(71)	(45)	5,665	883
Funds From Operations ("FFO") (NAREIT) (c)	$102,957	$89,827	$195,920	$171,749
Amortization of Equity Based Compensation	2,343	3,875	16,273	12,983
Amortization of Debt Discounts and Hedge Costs	187	104	291	208
Amortization of Debt Issuance Costs	1,328	912	2,291	1,824
Depreciation of Corporate FF&E	159	185	330	372
Non-incremental Building Improvements	(6,311)	(3,683)	(7,588)	(4,658)
Non-incremental Leasing Costs	(7,737)	(7,761)	(13,179)	(12,979)
Capitalized Interest	(3,002)	(2,142)	(5,885)	(4,779)
Capitalized Overhead	(1,739)	(1,526)	(4,903)	(4,723)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(4,025)	(5,652)	(10,308)	(10,311)
Adjusted Funds From Operations ("AFFO") (c)	$84,160	$74,139	$173,242	$149,686
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RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (c) AND NOI (c)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$55,185	$51,318	$103,288	$119,770
Interest Expense	21,722	21,126	41,191	42,023
Depreciation and Other Amortization of Real Estate	47,048	42,863	90,631	84,495
Depreciation and Other Amortization of Real Estate in the Joint Venture (a)	519	585	1,575	585
Income Tax Provision - Allocable to FFO (b)	150	471	314	722
Net Income Attributable to the Noncontrolling Interests	1,694	1,558	6,475	3,604
Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest (a)	(22)	(195)	(169)	(347)
Amortization of Debt Issuance Costs	1,328	912	2,291	1,824
Depreciation of Corporate FF&E	159	185	330	372
Gain on Sale of Real Estate	(1,121)	(6,135)	(7,965)	(36,987)
Gain on Sale of Real Estate from Joint Venture (a)	(275)	(122)	(3,580)	(254)
Income Tax (Benefit) Provision - Excluded from FFO (b)	(71)	(45)	5,665	883
Adjusted EBITDA (c)	$126,316	$112,521	$240,046	$216,690
General and Administrative	8,434	9,621	24,331	21,402
Equity in FFO from Joint Venture, Net of Noncontrolling Interest (a)	(158)	(1,428)	(1,239)	(2,546)
Net Operating Income ("NOI") (c)	$134,592	$120,714	$263,138	$235,546
Non-Same Store NOI	(9,976)	(3,630)	(14,018)	(3,465)
Same Store NOI Before Same Store Adjustments (c)	$124,616	$117,084	$249,120	$232,081
Straight-line Rent	(2,039)	(3,910)	(4,533)	(7,803)
Above (Below) Market Lease Amortization	(545)	(924)	(1,087)	(1,659)
Lease Termination Fees	(85)	(103)	(109)	(172)
Same Store NOI (Cash Basis without Termination Fees) (c)	$121,947	$112,147	$243,391	$222,447

Weighted Avg. Number of Shares/Units Outstanding - Basic	135,464	135,096	135,452	135,082
Weighted Avg. Number of Shares Outstanding - Basic	132,431	132,368	132,423	132,364

Weighted Avg. Number of Shares/Units Outstanding - Diluted	135,885	135,313	136,000	135,350
Weighted Avg. Number of Shares Outstanding - Diluted	132,479	132,399	132,486	132,402

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$55,185	$51,318	$103,288	$119,770
Less: Allocation to Participating Securities	(39)	(41)	(75)	(86)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$55,146	$51,277	$103,213	$119,684

Basic and Diluted Per Share	$0.42	$0.39	$0.78	$0.90

FFO (NAREIT) (c)	$102,957	$89,827	$195,920	$171,749
Less: Allocation to Participating Securities	(157)	(180)	(286)	(332)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$102,800	$89,647	$195,634	$171,417

Basic and Diluted Per Share/Unit	$0.76	$0.66	$1.44	$1.27

Common Dividends/Distributions Per Share/Unit	$0.445	$0.370	$0.890	$0.740
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Balance Sheet Data (end of period):	June 30, 2025	December 31, 2024
Gross Real Estate Investment	$6,094,762	$5,846,392
Total Assets	5,452,115	5,261,426
Debt	2,393,095	2,209,303
Total Liabilities	2,717,722	2,515,398
Total Equity	2,734,393	2,746,028

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2025	2024	2025	2024
(a)	Equity in (Loss) Income of Joint Venture
	Equity in (Loss) Income of Joint Venture per GAAP Statements of Operations	$(64)	$1,160	$3,413	$2,562
	Gain on Sale of Real Estate from Joint Venture	(275)	(122)	(3,580)	(254)
	Depreciation and Other Amortization of Real Estate in the Joint Venture	519	585	1,575	585
	Equity in FFO from Joint Venture Attributable to the Noncontrolling Interest	(22)	(195)	(169)	(347)
	Equity in FFO from Joint Venture, Net of Noncontrolling Interest	$158	$1,428	$1,239	$2,546

(b)	Income Tax Provision
	Income Tax Provision per GAAP Statements of Operations	$(79)	$(426)	$(5,979)	$(1,605)
	Income Tax (Benefit) Provision - Excluded from FFO	(71)	(45)	5,665	883
	Income Tax Provision - Allocable to FFO	$(150)	$(471)	$(314)	$(722)

(c) Investors and analysts in the real estate industry commonly use funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO") as supplemental performance measures. While we consider net income, as defined by GAAP, the most appropriate measure of our financial performance, we acknowledge the relevance and widespread use of these supplemental performance measures for evaluating performance and financial position in the real estate industry. FFO principally adjusts for the effects of GAAP depreciation and amortization of real estate assets to account for the inherent assumption that real estate asset values rise or fall with market conditions. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA further evaluates the ability to incur and service debt, fund dividends and meet other cash obligations. AFFO provides a tool to further evaluate the ability to fund dividends, adjusting for additional factors such as straight-line rent and certain capital expenditures.

These supplemental performance measures are commonly used in various financial analyses including ratio calculations, pricing multiples/yields and returns and valuation metrics used to measure financial position, performance and value. We calculate our supplemental measures as follows:

FFO is calculated as net income available to common stockholders, unitholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain (or plus loss) on sale of real estate, adjusted for any associated income tax provisions or benefits. Similar adjustments are made for our share of net income from an unconsolidated joint venture. This calculation methodology is in accordance with the NAREIT definition of FFO.
NOI is calculated as total property revenues minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is calculated as NOI plus equity in FFO from our investment in joint venture (net of noncontrolling interest) and minus general and administrative expenses.

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AFFO is calculated as adjusted EBITDA minus interest expense, capitalized interest and overhead, plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases, lease inducements and provision for income taxes allocable to FFO or plus income tax benefit allocable to FFO, plus amortization of equity based compensation and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available for debt repayment or dividend payments. They should not be considered substitutes of GAAP measures such as net income, cash flows or liquidity measures. Furthermore, the methodologies used to calculate these measures may vary across real estate companies, limiting comparability.

We consider cash basis same store NOI ("SS NOI") to be a useful supplemental measure of our operating performance. We believe SS NOI enhances the comparability of a company's real estate portfolio to that of other real estate companies. Same store properties are properties that were owned and placed in service prior to January 1, 2024 and held as an in service property through the end of the current reporting period including certain income-producing land parcels, and developments and redevelopments that were placed in service prior to January 1, 2024 (the "Same Store Pool"). Properties acquired with occupancy of at least 75% at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would reduce occupancy below 75%, in which case such properties are placed in service upon the earlier of reaching 90% occupancy or twelve months after tenant move out. Properties acquired with less than 75% occupancy are placed in service upon the earlier of reaching 90% occupancy or one year following acquisition. Developments, redevelopments and acquired income-producing land parcels for which our ultimate intent is to redevelop or develop are placed in service upon the earlier of reaching 90% occupancy or one year after construction completion.

We define SS NOI as NOI, less NOI from properties not in the Same Store Pool, and further adjusted to exclude the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. These items are excluded because we believe excluding them provides a more meaningful reflection of cash-basis rental growth and allows for a more consistent year-over-year analysis of property-level performance. SS NOI does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from joint venture, joint venture fees, joint venture development services expense, capital expenditures and leasing costs. SS NOI should not be considered an alternative to net income or cash flows from operations as defined by GAAP, nor should it be used as a substitute in evaluating our liquidity or overall operating performance. Additionally, our method for calculating SS NOI may differ from those used by other real estate companies, limiting comparability.